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                                                                  Exhibit 10.120

                                ESCROW AGREEMENT

     This ESCROW AGREEMENT is made and entered into as of the 22, day of April, 2004, by and among Sadkin-Brewer No. 2 Limited Partnership, (hereinafter referred to as "Seller"), Inland Western Baton Rouge, L.L.C., (hereinafter referred to as "Buyer"), and Chicago Title and Trust Company, (hereinafter referred to as "Escrow Agent") having as its address 171 N. Clark Street, Chicago, Illinois 60601.

                                   WITNESSETH:

     WHEREAS, pursuant to that certain Purchase and Sale Agreement dated as of the 4th day of February, 2004, as amended, (collectively, the "Contract"), Buyer acquired on and as of the date hereof from Seller certain real property commonly known as Bluebonnet Parc Shopping Center located in Baton Rouge, Louisiana (the "Property"); and

     WHEREAS, pursuant to the terms of the Contract, Seller has agreed to deposit with Escrow Agent the sum of Eight Hundred Eight Thousand Three Hundred Twenty-Five Dollars ($808,325.00) (the "Escrow Deposit") with respect to Seller's obligation to pay tenant improvement costs, leasing commissions, rent and reimbursable expenses to Buyer for the Vacant Space (as such term is hereinafter defined); and

     WHEREAS, Escrow Agent is willing to accept the Escrow Deposit and hold and disburse same in accordance with the terms and conditions set forth below.

     NOW, THEREFORE, for and in consideration of the premises hereto, the covenants and agreements hereinafter made, and for Ten and 00/100 Dollars ($10.00) in hand paid to Escrow Agent, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. ESCROW DEPOSIT. Seller hereby deposits with Escrow Agent, and Escrow Agent hereby acknowledges receipt of the Escrow Deposit. Escrow Agent hereby agrees to deposit the Escrow Deposit into an interest bearing account with a bank, savings and loan institution, money market account, or other depository reasonably satisfactory to Buyer, Seller and Escrow Agent with interest accruing for the benefit of Seller. The federal taxpayer identification of Seller is as follows: 75-2917952.

     2. ESCROW DISBURSEMENTS. The Escrow Deposit is comprised of two (2) components.

          (a) $429,525.00 (the "Leasing Deposit") representing minimum rent, common area maintenance, taxes and insurance payments for an eighteen (18) month period, computed and allocated as follows:

                (i) $213,960.00 with respect to that certain vacant space (the "Brook Mays Space") aggregating 8,000 square feet;

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                (ii)  $215,565.00 representing $20.53 per square foot for a certain 7,000 square foot vacant space at the property computed on the basis of 18 months; and,

          (b) an amount equal to $378,800.00 (the "TI/Leasing Deposit") for tenant improvement and leasing commissions costs computed and allocated as follows:

                (i) $126,000.00 representing $18.00 per square foot for the 7,000 square foot vacant space at the Property; and,

                (ii) $252,800.00 for tenant improvements and leasing commissions pursuant to an executed lease and leasing agreement pertaining to the Brook Mays Space which Seller represents and warrants to be the full amount due in respect thereof.

     Escrow Agent shall retain the Escrow Deposit in the account, and shall cause the same to be paid in the manner described herein. The Brook Mays Space and the 7,000 square foot vacant space referenced in 2(a)(ii) are hereinafter collectively referred to as the "Vacant Space"). Buyer shall receive a prorated credit (calculated in accordance with the allocations described in the immediately following sentence) from the Escrow Deposit on the date of Closing (as defined in the Contract) for the rent and reimbursable expenses attributable to the Vacant Space from the date of Closing through the end of the month in which Closing occurs.

     The Leasing Deposit shall be held in escrow by Chicago Title subject to the terms and condition of this Agreement and shall be disbursed as hereinafter provided. Commencing on the day of closing, and continuing on the first day of each calendar month thereafter for eighteen (18) months from the Closing Date, Buyer shall be entitled to receive, without further direction from Seller, from the Leasing Deposit, an amount equal to one eighteenth (1/18) of the initial balance of the Leasing Deposit, which monthly payment shall continue until the earlier of (x) the date the Leasing Deposit has been disbursed in full or (y) with respect to any portion of the Vacant Space, the date that that portion of the Vacant Space has been leased, the tenant has occupied the space, is open for business and has commenced regularly scheduled monthly rent payments (with respect to each Vacant Space the "Lease Up Event"). At such time as the Lease Up Event has occurred with respect to a particular space and Buyer has received all requisite payments due hereunder, the balance of the Leasing Deposit, if any, with respect to such space, shall be released to Seller. Notwithstanding anything to the contrary contained herein, in the event that a tenant in a Vacant Space has commenced paying rental under its lease but the other conditions for the Lease Up Event for such space has not occurred, the date of such first rental payment shall be known as the "Potential Escrow Release Date". Upon the occurrence of the earlier of (i) the date of the 3rd rental payment from such tenant (ii) the Lease Up Event, the balance of the Leasing Deposit, if any, with respect to such space, shall be released to Seller effective as of the Potential Escrow Release Date. Buyer and Seller agree to jointly instruct Escrow Agent upon the happening of a Lease Up Event and/or a Potential Escrow Release Date.

     The TI/Leasing Deposit shall be held in escrow by Chicago Title subject to the terms and conditions of this Purchase Agreement and shall be disbursed as hereinafter provided. In the event

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that a lease is entered into for any Vacant Space of the Property, then upon the direction of Buyer, the leasing commissions and tenant improvement costs payable with respect to such lease shall be disbursed from the TI/Leasing Deposit to the party entitled to receive payment of the same; provided, however, (x) disbursements from the TI/Leasing Deposit with respect to tenant improvements costs shall be limited to the rate of $15.00 per square foot in any one Vacant Space, unless otherwise approved by Buyer, and (y) disbursements from the TI/Leasing Deposit with respect to leasing commissions shall be limited to the rate of $3.00 per square foot in any one Vacant Space, unless otherwise approved by Buyer. In the event that there are any sums remaining in the TI Leasing Deposit on the date which is 18 months from the Closing Date, then such sums shall be remitted to Buyer.

     3. ESCROW ADMINISTRATION. The costs of administration of this Escrow Agreement by Escrow Agent in the sum of Five hundred and 00/100 Dollars ($500.00) shall be shared equally by Seller and Buyer. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, principals, successors and assigns and shall be governed and construed in accordance with the laws of the State of Illinois. No modification, amendment or waiver of the terms hereof shall be valid or effective unless in writing and signed by all of the parties hereto. This Escrow Agreement may be executed in multiple counterpart originals, each of which shall be deemed to be and shall constitute an original. If there is any conflict between the terms of this Escrow Agreement and the terms of the Contract, the terms of this Escrow Agreement shall control.

     4. NOTICES. All notices, requests, consents and other communications hereunder shall be sent to each of the following parties and be in writing and shall either be: (i) delivered by facsimile transmission, or (ii) personally delivered, or (iii) sent by Federal Express or other overnight or same day courier service providing a return receipt, (and shall be effective when received, when refused or when the same cannot be delivered, as evidenced on the return receipt) to the following addresses:

           If to Seller:        David J. Brewer
                                Sadkin-Brewer No. 2 Limited Partnership
                                5220 McKinney Ave., Suite 301
                                Dallas, Texas  75205
                                Telephone: (214) 521-7707
                                Facsimile: (214) 521-7745
Following May 1, 2004:
                                7001 Preston Road, Suite 250
                                Dallas, Texas 75225


           with a copy to:      John Goldstone, Esq.
                                1304 Summit Street, Suite 108
                                Austin, Texas 78741
                                Telephone: (512) 707-3186
                                Facsimile: (512) 707-3188

           If to Buyer:         Inland Western Baton Rouge, L.L.C.
                                Attn: Steven Sanders

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                                501 C. Manatee Avenue West
                                Holmes Beach, Florida 34217
                                Telephone: (941) 779-1000
                                Facsimile: (941) 779-2000

           with a copy to:      The Inland Real Estate Group, Inc.
                                Attn: Dennis K. Holland, Esq.
                                2901 Butterfield Road
                                Oak Brook, IL 60523
                                Telephone: (630) 218-8000
                                Facsimile: (630) 218-4900

     5. COUNTERPARTS. This Escrow Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories of the original or the same counterpart. Furthermore, the signatures from one counterpart may be attached to another to constitute a fully executed original. The Escrow Agreement may be executed by facsimile.

     6. REPORTING. Escrow Agent agrees to deliver to Buyer, on a monthly basis, a copy of the bank statement of account of the Escrow Deposit. Such monthly statements shall be delivered to: ______________________________________________
_______________________________.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Escrow Agreement to be signed and delivered as of the day and year first above written.

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BUYER:
                                Inland Western Baton Rouge, L.L.C., a Delaware limited liability company

                                By: Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member


                                     By: /s/ Valerie Medina
                                        ------------------------------
                                     Name: Valerie Medina
                                          ----------------------------
                                     Title: Asst. Secretary
                                           ---------------------------

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SELLER:
                                Sadkin-Brewer No. 2 Limited Partnership, a Texas limited partnership

                                By: GSDB No. 2, Inc., a Texas corporation, a general partner


                                     By: /s/ David J. Brewer
                                        ------------------------
                                     Name: David J. Brewer
                                     Title: President

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ESCROW AGENT:                        CHICAGO TITLE AND TRUST COMPANY


                                     By: /s/ David J. Brewer
                                        ------------------------